Exhibit 10.1

AMENDMENT NO. 1 TO FIRST AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Amendment No. 1 to First Amended and Restated Revolving Credit Agreement (this “Amendment No. 1”) is entered into as of May 7, 2018 but shall be deemed effective as of April 16, 2018, by and between CESCA THERAPEUTICS INC., a Delaware corporation (the “Borrower”), and BOYALIFE ASSET HOLDING II, INC., an Illinois corporation (“Lender”). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement (as defined below).

WHEREAS, the Borrower and Lender previously entered into a First Amended and Restated Revolving Credit Agreement, dated April 16, 2018 (the “Restated Credit Agreement”), setting forth the terms and conditions of a revolving credit facility extended by Lender to Borrower (the “Credit Facility”);

WHEREAS, the Restated Credit Agreement amended and restated a Revolving Credit Agreement that was originally entered into by Borrower and Lender on March 6, 2017, as amended on September 13, 2017 (the “Credit Agreement”);

WHEREAS, the Borrower and Lender intended that the Restated Credit Agreement would, among other things, amend the Credit Agreement to provide that the Credit Facility shall be secured by a first lien and security interest in the shares of common stock of Thermogenesis Corp., a Delaware corporation and majority owned subsidiary of Borrower, held by Borrower (the “ThermoGenesis Shares”); and

WHEREAS, because the Restated Credit Agreement inadvertently omitted the grant of a security interest in the ThermoGenesis Shares, the Borrower and Lender hereby desire to adopt this amendment to conform to the intent of the parties with respect to such security interest.

NOW, THEREFORE, intending to be legally bound, and in consideration of the mutual agreements contained herein, the parties agree as follows:

1.     Amendment to Section 2. Section 2 of the Restated Credit Agreement is hereby amended by adding the following new Section 2.7 thereto:

2.7     Stock Pledge Agreement.

(a) Grant of Security Interest. To secure the due and punctual payment of the liabilities, obligations, and indebtedness of Borrower to Lender under the Revolving Note (“Liabilities”) and all reasonable costs and expenses incurred by Lender in connection with enforcement or collection of the Liabilities (including reasonable legal fees), Borrower hereby pledges, grants, hypothecates, assigns, conveys, and grants to Lender a first lien and security interest (collectively, the “Security Interest”) in the following:

i.     all of the shares (collectively, the “Shares”) of common stock of ThermoGenesis Corp., a Delaware corporation (“Thermogenesis”), held by the Borrower;

ii.     all dividends, additional shares or other property or securities that are receivable or otherwise distributable at any time and from time to time in respect of, or in exchange or substitution for, the Shares and all profits therefrom; and

iii.     all proceeds of the foregoing.

As used in this Section, the term “Collateral” means all of the property described in this Section 2.7(a), as well as any portion of or any interest in such property.

(b) Representations and Warranties. Borrower represents, warrants and covenants to Lender that, except for the Security Interest granted to Lender by this Agreement:

i.     Borrower is and will be the sole legal and equitable owner of the Collateral;

ii.     the Collateral is and will be free and clear of all liens, encumbrances, security interests, assessments, and adverse claims of every kind and nature;

iii.     the grant of this Security Interest does not and will not violate the terms of any agreement applicable to Borrower; and

iv.     Borrower has not, and will not, sell, assign, convey, pledge, transfer, hypothecate, or in any other way dispose of or encumber the Collateral, other than as provided in this Agreement or that certain Right of First Refusal and Co-Sale Agreement, dated July 7, 2017, by and among Thermogenesis and the Investors and Key Holders (as defined and listed in the Co-Sale Agreement).

(c) Delivery of Collateral. Borrower shall deliver all certificates representing the Shares to Lender endorsed in blank (or accompanied by duly executed stock powers endorsed in blank). Borrower shall immediately provide notice to the transfer agent (if any) or Secretary of ThermoGenesis Corp. of the Security Interest and shall cause such Security Interest to be noted in the transfer records of the Borrower. Borrower shall deliver to Lender immediately upon receipt any Collateral which is subsequently acquired by Borrower, or which is delivered to Borrower, in exchange or substitution for any or all of the Collateral.

(d) Maintenance of Security Interest. Borrower shall, upon request, take any action reasonably deemed advisable by Lender to preserve the Collateral or to establish, determine priority of, perfect, continue perfection of, terminate or enforce Lender’s Security Interest or its rights under this Agreement.

(e) Rights of Lender. Lender may, at any time upon or after an Event of Default, and without notice or demand of any kind (i) transfer any of the Collateral into its name or that of its nominee, (ii) notify obligors on or issuers of any Collateral to make payment or delivery to Lender of any amounts, securities, or rights due or distributable thereon or notices given in connection therewith, (iii) in Borrower’s name or otherwise, enforce collection of any Collateral by suit or otherwise, or surrender, release or exchange all or part of it, or compromise, extend or renew for any period any obligation evidenced by the Collateral, (iv) receive proceeds of the Collateral and exercise all rights as a holder of the Collateral, (v) hold any increase or profits (including money) received from the Collateral and exercise all rights as a holder of the Collateral, (vi) hold any increase or profits (including money) received from the Collateral as additional security for the Liabilities, and (vii) sign or endorse Borrower’s name on the Collateral. In the event that the Lender sells the Collateral for aggregate consideration that exceeds the Liabilities, then the amount of such excess shall be for the benefit of Borrower and shall not be retained by Lender.

(f) Irrevocable Proxy on Default. In addition to Lender’s other rights, Borrower irrevocably appoints Lender as proxy, with full power of substitution and revocation (upon the occurrence of an Event of Default) to exercise Borrower’s rights to attend meetings, vote, consent to, and take any action respecting the Collateral as fully as Borrower might do. This proxy shall become effective upon an Event of Default and shall remain effective for so long as any of the Liabilities are unpaid. This proxy is coupled with the Lender’s security interest in the Collateral.

(g) Termination. This Section 2.7 and the Security Interest of Lender granted under this Section 2.7 will terminate when all the Liabilities are paid in full. Upon termination of this Section 2.7, Lender shall reassign and deliver to Borrower the Collateral that is then held by Lender under this Section 2.7 and has not been sold or otherwise applied pursuant to the terms of this Section 2.7; provided, however, in the event that another creditor of Borrower has been granted a pledge of the Collateral subordinate to Lender, and Lender has actual notice of such pledge, Borrower authorizes Lender to deliver the Collateral to such other creditor.

2.     Amendment of Section 7.2(a). Section 7.2(a) of the Restated Credit Agreement is hereby amended by deleting said section in its entirety and replacing it with the following:

(a)

There shall occur (i) any default by Borrower in the payment of any interest on the Revolving Note when due and such interest remains unpaid for a period of five (5) Business Days following demand for payment thereof by Lender, or (ii) any material breach of this Agreement by Borrower that remains uncured for a period of five (5) Business Days following notice of such material breach by Lender; or

3.    Joinder of Lender to Right of First Refusal and Co-Sale Agreement. Borrower is a party to a certain Right of First Refusal and Co-Sale Agreement (the “Co-Sale Agreement”), dated July 7, 2017, by and among ThermoGenesis and the Investors and Key Holders (as defined and listed in the Co-Sale Agreement). In connection with the security interest in the ThermoGenesis Shares contemplated hereby, Lender hereby agrees to be bound by and comply with all applicable provisions of the Co-Sale Agreement to the same extent as if it were the Borrower. Thermogenesis, the Investors and Key Holders (as defined and listed in the Co-Sale Agreement) are intended third-party beneficiaries of the agreement of Lender set forth in the preceding sentence.

4.     Remainder of Restated Credit Agreement. Except as expressly provided for in this Amendment No. 1, all of the terms, conditions and provisions of the Restated Credit Agreement remain unaltered, are in full force and effect, and are hereby expressly ratified and confirmed.

5.     Miscellaneous. This Amendment No. 1 may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

[signatures follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and year first written above.

CESCA THERAPEUTICS INC.

/s/ Vivian Liu
Vivian Liu, Chief Operating Officer

BOYALIFE ASSET HOLDING II, INC.

/s/ James Xu
James Xu, General Counsel

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